EXHIBIT 99.1

                                       AEP
                                 INDUSTRIES INC.

FOR IMMEDIATE RELEASE

                                     Contacts:
                                               Paul M. Feeney
                                               Executive Vice President, Finance
                                               and Chief Financial Officer
                                               AEP Industries Inc.
                                               (201) 807-2330
                                               feeneyp@aepinc.com
                                               ------------------


                   AEP INDUSTRIES INC. TO HOLD CONFERENCE CALL
                 TO DISCUSS ACQUISITION OF PLASTIC FILMS SEGMENT
                           OF ATLANTIS PLASTICS, INC.

            Conference Call to be Held on Tuesday, November 18, 2008

South Hackensack, NJ - November 13, 2008 - AEP Industries Inc. (NASDAQ: AEPI), a manufacturer, marketer and distributor of an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets, today announced that it will host a conference call to review the acquisition of substantially all of the assets of the Plastic Films segment of Atlantis Plastics, Inc. (OTC: ATPL.PK), which closed on October 30, 2008.

Since its founding nearly 40 years ago, AEP has worked hard to achieve and retain market leading positions in most every business it participates. This transaction solidifies AEP as a preferred supplier of plastic films products by bringing together two producers that are industry leaders across many product categories. By adding critical mass to AEP's already successful business, the Company will be better positioned to grow shareholder value over the long term.


Conference Call Details
The call will be held on Tuesday, November 18, 2008 at 10:00 AM EST. Domestic participants can access the conference call by dialing 866-610-1072. International participants should dial 404-665-9928. Callers should ask to be connected to AEP's transaction review teleconference. The call will also be broadcast live over the Internet and can be accessed by visiting the Company's investor information page at www.aepinc.com. Brendan Barba, Chairman, President and Chief Executive Officer, and Paul Feeney, Executive Vice President, Finance and Chief Financial Officer, will host the call.

For those unable to participate during the call, a replay will be available until 11:59 PM ET on November 25, 2008. Domestic participants can access the replay by dialing 800-642-1687. International participants should dial 706-645-9291. The replay will also be available over the Internet and can be accessed by visiting the Company's investor information page at www.aepinc.com.

About AEPI
AEP Industries Inc. manufactures, markets, and distributes an extensive range of plastic packaging products for the food/beverage, industrial and agricultural markets. The Company has operations in the United States and Canada.


Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management's current views with respect to future events and financial performance. Actual events and results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, risks associated with general economic conditions, the integration of the plastic films segment of Atlantis Plastics with the Company and other risks described in the Company's annual report on Form 10-K for the year ended October 31, 2007 and subsequent filings of the Company with the Securities and Exchange Commission (SEC). Except as required by law, the Company assumes no obligation to update the forward-looking statements, which are made as of the date hereof, even if new information become available in the future.